UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
PROLOGIS

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado		80239

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 21, 2007, ProLogis and William E. Sullivan, Chief Financial Officer of ProLogis, entered into an Executive Protection Agreement. The Executive Protection Agreement has been incorporated by reference as Exhibit 10.1 to this Form 8-K and is hereby incorporated herein by reference. The Executive Protection Agreement provides that if within 24 months after a change in control of ProLogis occurs Mr. Sullivan is terminated without cause or resigns due to a material change in duties or the company’s failure to provide compensation or benefits in accordance with the agreement, then he is entitled to a lump-sum payment equal to two times his base salary and target bonus plus prorated portions of his target bonus for the year of termination. Mr. Sullivan would also be entitled to receive medical and life insurance for 24 months following termination and certain other benefits. A “change in control” of ProLogis is defined as the happening of any of the following:
•	The consummation of a transaction, approved by the shareholders of ProLogis, to merge ProLogis into or consolidate ProLogis with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control is not deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of ProLogis, the surviving corporation or corporation directly or indirectly controlling ProLogis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of ProLogis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of ProLogis may be a new holder of such beneficial ownership.

•	The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing 50% or more of the combined voting power of ProLogis is acquired, other than from ProLogis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of ProLogis).

•	At any time during any period of two consecutive years, individuals who at the beginning of such period were members of the board of trustees of ProLogis cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by ProLogis’s shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits
Exhibit 10.1	Form of Executive Protection Agreements entered into between ProLogis and William E. Sullivan (incorporated by reference to Exhibit 10.2 to ProLogis’ Form 8-K filed on March 21, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS

Dated: December 21, 2007	By:	/s/ Edward S. Nekritz Name: Edward S. Nekritz
Title: General Counsel and Secretary

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